EXHIBIT 99.1

Flushing Financial Corporation Reports Third Quarter GAAP Diluted EPS of $0.35 and Core Diluted EPS of $0.37

THIRD QUARTER 20171

  GAAP diluted EPS was $0.35, down 20.5% QoQ and 5.4% YoY, largely due to pre-tax provision for losses of $3.3 million, or $0.07 diluted EPS, after-tax, primarily related to the taxi medallion portfolio
  Core diluted EPS was $0.37, down 19.6% QoQ and 5.1% YoY
  Net interest income was $43.0 million, an improvement of 3.2% YoY, but a reduction of 1.3% QoQ
  Net interest margin was 2.90%, down 5bps QoQ and 4bps YoY
  GAAP and core ROAE were 7.6% and 5.1%, compared with 9.6% and 10.2%, respectively in 2Q17
  GAAP and core ROAA were both 0.7% for 3Q17 compared with 0.8% and 0.9%, respectively in 2Q17
  Yield on quarterly loan originations and purchases exceeded yield on the loan portfolio, net of prepayment penalties and interest recovered from delinquent loans, for the first time since 4Q08

UNIONDALE, N.Y., Oct. 31, 2017 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq:FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the three and nine months ended September 30, 2017.

John R. Buran, President and Chief Executive Officer, stated, “During the third quarter of 2017, we recognized a provision for loan losses totaling $3.3 million related to our taxi medallion loan portfolio. The vast majority of loans in this portfolio are performing and over 80% of taxi medallion loans have been restructured by reducing interest rates and/or extending maturities.  The taxi medallion loan classified as non-performing is due to one loan being past its maturity date; however, the loan continues to make required payments. This is the first provision we have taken since the fourth quarter of 2015. The net effect of the provision for loan losses was a $0.07 reduction of diluted earnings per share. The provision resulted from a reduction in the estimated fair value of the collateral underlying our performing taxi medallion portfolio to a net carrying value of approximately $304,000 per New York City corporate medallion. At September 30, 2017, we have allocated $6.0 million of the allowance to the taxi medallion portfolio which equals 33.0% of the outstanding principal.”

“For many months following the current cycle of interest rate increases, we have been able to keep our government deposit costs considerably below market rates. However, due to competitive pressures we were compelled to move these rates to match competition by a weighted average of 33 basis points.  The full impact of this increase was recorded in the recent quarter as the cost to total deposits increased 14 basis points versus the second quarter of 2017. For the fourth quarter of 2017, we expect to raise an additional $200 million in low cost government deposits to replace higher costing borrowings on our balance sheet.”

“The loan to deposit ratio improved for the quarter to 113.7% from 118.2% due to increasing branch based money market balances and the growth or our internet based eco-friendly, socially conscious, healthier lifestyle community internet brand, Bank Purely. Bank Purely had balances in excess of $80 million at quarter end. We look to further improve the loan to deposit ratio in the coming quarter as we increase business development efforts in the lucrative Flushing market consistent with the relocation and modernization of two branches.”

“In order to reduce the impact of rising interest rates on the net interest margin, we continued our strategy of focusing our origination efforts on higher yielding loans. This effort provided a 21bps improvement in the yield received on loan originations and purchases in the third quarter of 2017 to 4.25%, which is 51bps greater than the yield on originated and purchased loans for the third quarter of 2016. This yield is 16bps greater than the quarterly average yield of our total loan portfolio, net of prepayment penalty and recovered interest from delinquent loans. Our total loan portfolio increased 5%, with an average LTV of 41.2% for loans secured by real estate, during the nine months ended September 30, 2017, while maintaining our strong underwriting standards. Similar to the activity noted in the third quarter of 2016, we experienced a delay in closing loans during the recent quarter. Consequently, the loan pipeline increased to $417.0 million from $279.1 million at June 30, 2017, the highest level since March 2016. Given the level of the pipeline, we are expecting strong loan growth in the fourth quarter of 2017.”

Mr. Buran continued, “We remain disciplined regarding credit quality. Credit quality improved as our non-performing assets have decreased by 37% since the end of 2016 and net charge-offs remain minimal. Additionally, total delinquencies have decreased 15% since December 31, 2016. The percentage of allowance for loan losses to gross loans has increased to 0.50% from 0.46% at December 31, 2016 while the percentage of allowance for loan losses to non-performing loans increased to 182% from 104% at the end of 2016. The LTV on our non-performing real estate loans at September 30, 2017 is 34.9%.”

“We continued to convert our branch network to the more cost effective Universal Banker model and remain on track to convert half of our brick and mortar branches by the end of 2017.”

The Company retains its focus on preserving strong risk management practices, including conservative underwriting standards and improving yields to achieve improved risk-adjusted returns.

  In the third quarter, multi-family, commercial real estate, and commercial business loan originations and purchases represented 35%, 14%, and 38%, respectively, of all originations, which were made while maintaining conservative loan-to-values, debt coverage ratios, and increasing yield.
  The average interest rate obtained for third quarter originations and purchases improved to 4.25% compared to 4.04% for 2Q17 and 3.74% for 3Q16.
  The average rate of mortgage loan applications in the pipeline totaled 4.04% at September 30, 2017, as compared to 4.17% at June 30, 2017 and 4.05% at September 30, 2016.
  Multi-family (excluding underlying co-operative mortgages), commercial real estate, and one-to-four family mixed-use property mortgage loans originated during 3Q17 had an increased yield of 4.86% from 4.19% for 2Q17 and 3.53% for 3Q16.  While the yields increased, we have maintained our asset quality as these loans had an average loan-to-value ratio of 41.2% and an average debt coverage ratio of 187%.

Mr. Buran concluded, “Overall, we remain well capitalized and positioned to deliver profitable growth and long-term value to our shareholders as we continue to execute on our strategic objectives.”

__________________
1 See the table entitled “Reconciliation of Non-GAAP Financial Measures.”

Summary of Strategic Objectives

  Increase core deposits and continue to improve funding mix
  Increase net interest income by leveraging loan pricing opportunities and portfolio mix
  Enhance core earnings power by improving scalability and efficiency
  Manage credit risk
  Maintain well capitalized levels under all stress test scenarios

Earnings Summary:

Net Interest Income

Net interest income for 3Q17 was $43.0 million, an increase of 3.2% YoY (September 30, 2017 compared to September 30, 2016) and decrease of 1.3% QoQ (September 30, 2017 compared to June 30, 2017).

  Net interest margin of 2.90%, decreased 4bps YoY and 5bps QoQ
  Net interest spread of 2.77%, decreased 5bps YoY and 6bps QoQ
  Net interest income includes prepayment penalty income from loans of $1.6 million in 3Q17 compared with $1.5 million in 3Q16 and $1.0 million in 2Q17, and recovered interest from delinquent loans of $0.3 million in each of 3Q17, 3Q16 and 2Q17
  Excluding prepayment penalty income, accelerated accretion of discount and recovered interest from nonaccrual loans, the yield on interest-earning assets was 3.87% in 3Q17, improved from 3.78% in 3Q16 and 3.82% in 2Q17, and the net interest margin was 2.77% in 3Q17, decreased from  2.81% in 3Q16 and 2.83% in 2Q17
  Average balance of total interest-earning assets of $5,936.1 million, increased $251.7 million, or 4.4% YoY and increased $17.1 million, or 0.3% QoQ
  Yield on interest-earning assets of 4.0%, increased 9bps YoY and 6bps QoQ
  Cost of interest-bearing liabilities of 1.23%, increased 14bps YoY and 12bps QoQ
  Cost of funds of 1.15%, increased 13bps YoY and 10bps QoQ, driven by an increase in rates paid on our government deposits and short-term borrowings resulting from the increase in the Fed Fund rate during 2017

Provision for loan losses

Provision for loan losses for 3Q17 was $3.3 million compared to none in 3Q16 and 2Q17.

  Provision driven by a reduction in the estimated fair value of NYC taxi medallions based on most recent sales data

Non-interest Income

Non-interest income for 3Q17 was $1.7 million, a decrease of $0.2 million, or 10.4%, YoY and $0.3 million, or 14.7%, QoQ.

  Non-interest income included net losses from fair value adjustments of $1.3 million in 3Q17, $0.8 million in 3Q16 and $1.2 million in 2Q17
  3Q17 included a loss on the sale of securities of $0.2 million and a gain from insurance proceeds of $0.2 million
  Absent the above items, non-interest income was $2.9 million, an increase of $0.3 million YoY and decrease of $0.2 million QoQ

Non-interest Expense

Non-interest expense for 3Q17 was $26.0 million, a decrease of $0.3 million, or 1.2%, YoY and $0.1 million, or 0.4% QoQ.

  3Q16 included a write-down of $0.8 million on one OREO property; absent this item, non-interest expense increased $0.5 million, or 2.0% YoY, driven by increased salaries and benefits from annual salary increases and additions in staffing and increased data processing costs, partially offset by decreased foreclosure expense due to continued improvement in asset quality and a reduction in FDIC insurance expense, due to lower assessment rates
  Lower costs associated with FDIC insurance and foreclosure expense should be sustainable
  The efficiency ratio was 56.5% in 3Q17 compared to 57.4% in 3Q16 and 55.8% in 2Q17

Provision for Income Taxes

The provision for income taxes in 3Q17 was $5.3 million, a decrease of $1.4 million, or 20.5%, YoY and $1.5 million, or 21.9%, QoQ.

  Pre-tax income decreased by $1.8 million, or 10.5%, YoY and $4.0 million, or 20.7%, QoQ
  The effective tax rates were 34.2% in 3Q17, 38.5% in 3Q16 and 34.7% in 2Q17
  The improvement in the Company’s effective tax rate compared to 3Q16 was primarily due to a change in the accounting treatment of deductible stock compensation expense from prior years; in prior years, the tax impact of deductible stock compensation expense flowed through additional paid-in-capital and did not have an impact on the Company’s effective tax rate
  We anticipate the effective tax rate to approximate the 3Q17 rate for the remainder of the year

Financial Condition Summary:

Loans:

  Net loans held for investment were $5,045.1 million reflecting an increase of 0.4% QoQ (not annualized) and 4.8% year-to-date as we continue to focus on the origination of multi-family, commercial real estate and commercial business loans with a full relationship while emphasizing rate over volume
  Loan originations and purchases of multi-family, commercial real estate and commercial business loans totaled $159.3 million for 3Q17, or 87.1% of loan production
  Loan pipeline was $417.0 million at September 30, 2017, compared to $279.1 million at June 30, 2017 and $289.3 million at September 30, 2016
  The loan-to-value ratio on our portfolio of real estate dependent loans as of September 30, 2017 totaled 39.4%

The following table shows the average rate received from loan originations and purchases for the periods indicated:

	For the three months ended
	September 30,	June 30,	September 30,
Loan type	2017	2017	2016
Mortgage loans	4.13%	4.01%	3.52%
Non-mortgage loans	4.43%	4.13%	4.12%
Total loans	4.25%	4.04%	3.74%

Credit Quality:

  Non-performing loans totaled $13.9 million, a decrease of $7.5 million, or 35.1%, from $21.4 million at December 31, 2016
  Classified assets totaled $41.3 million, a decrease of $2.7 million, or 6.1%, from $44.0 million at December 31, 2016, primarily due to reductions in non-performing assets, partially offset by an increase in substandard taxi medallion loans
  Loans classified as troubled debt restructured (TDR) totaled $22.5 million, an increase of $5.1 million, or 29.0%, from $17.4 million at December 31, 2016, attributable to the addition of nine taxi medallion TDRs
  We anticipate continued low loss content in the portfolio, as our strong underwriting standards coupled with our practice of obtaining updated appraisals and recording charge-offs early in the delinquency process has resulted in a 34.9% average loan-to-value for non-performing loans collateralized by real estate at September 30, 2017
  Provision for loan losses of $3.3 million was recorded during the nine months ended September 30, 2017, as the estimated fair value of NYC taxi medallions were lowered based on most recent sales data, while no provision for loan losses was recorded during 2016; net charge-offs totaled $0.2 million during the nine months ended September 30, 2017 compared to net recoveries of $0.7 million for all of 2016
  For taxi medallion loans, an allowance for loan losses is allocated in the amount by which the outstanding loan balance exceeds the estimated fair value of the taxi medallion, which allowance totaled $6.0 million at September 30, 2017

Capital Management:

  The Company and Bank, at September 30, 2017, were both well capitalized under all applicable regulatory requirements
  During the nine months ended September 30, 2017, stockholders’ equity increased $25.8 million, or 5.0%, to $539.6 million due to net income of $35.2 million and $1.7 million of other comprehensive income, partially offset by the declaration and payment of dividends on the Company’s common stock
  During the nine months ended September 30, 2017, the Company repurchased 10,000 treasury shares at an average cost of $27.80 per share; as of September 30, 2017, up to 485,905 shares may be repurchased under the current authorized stock repurchase program, which has no expiration or maximum dollar limit
  Book value per common share increased to $18.72 at September 30, 2017, from $17.95 at December 31, 2016
  Tangible book value per common share, a non-GAAP measure, increased to $18.18 at September 30, 2017, from $17.40 at December 31, 2016

Conference Call Information:

  John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Wednesday, November 1, 2017 at 9:30 AM (ET) to discuss the Company’s strategy and results for the third quarter of 2017
  Dial-in for Live Call: 1-888-317-6016
  Webcast: https://services.choruscall.com/links/ffic171101.html
  Dial-in for Replay: 1-877-344-7529
  Replay Access Code: 10112013
  The conference call will be simultaneously webcast and archived through 5:00 PM (ET) on December 31, 2017

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq:FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,
	2017	2017	2016	2017	2016

Interest and Dividend Income
Interest and fees on loans	$53,318	$51,631	$49,181	$155,834	$145,152
Interest and dividends on securities:
Interest	5,850	6,432	6,173	18,377	19,275
Dividends	30	123	121	274	360
Other interest income	121	129	49	403	191
Total interest and dividend income	59,319	58,315	55,524	174,888	164,978

Interest Expense
Deposits	10,655	9,510	8,520	29,145	24,590
Other interest expense	5,623	5,188	5,291	15,696	15,653
Total interest expense	16,278	14,698	13,811	44,841	40,243

Net Interest Income	43,041	43,617	41,713	130,047	124,735
Provision for loan losses	3,266	-	-	3,266	-
Net Interest Income After Provision for Loan Losses	39,775	43,617	41,713	126,781	124,735

Non-interest Income
Banking services fee income	885	1,014	826	2,773	2,775
Net (loss) gain on sale of securities	(186)	-	-	(186)	2,363
Net gain on sale of loans	152	34	240	396	584
Net gain on sale of buildings	-	-	-	-	33,814
Net loss from fair value adjustments	(1,297)	(1,159)	(823)	(2,834)	(2,925)
Federal Home Loan Bank of New York stock dividends	740	643	665	2,206	1,870
Gains from life insurance proceeds	238	6	47	1,405	458
Bank owned life insurance	816	807	707	2,418	2,096
Other income	313	603	191	1,120	1,075
Total non-interest income	1,661	1,948	1,853	7,298	42,110

Non-interest Expense
Salaries and employee benefits	15,310	15,424	14,795	47,838	45,024
Occupancy and equipment	2,502	2,654	2,576	7,652	7,298
Professional services	1,763	1,919	1,730	5,678	5,907
FDIC deposit insurance	499	503	536	1,328	2,380
Data processing	1,349	1,321	939	3,873	3,229
Depreciation and amortization	1,173	1,155	1,169	3,493	3,263
Other real estate owned/foreclosure (income) expense	121	(96)	273	376	831
Net loss (gain) from sales of real estate owned	-	-	829	(50)	1,726
Prepayment penalty on borrowings	-	-	-	-	2,082
Other operating expenses	3,249	3,185	3,430	11,407	11,488
Total non-interest expense	25,966	26,065	26,277	81,595	83,228

Income Before Income Taxes	15,470	19,500	17,289	52,484	83,617

Provision for Income Taxes
Federal	4,680	5,576	5,568	15,005	25,518
State and local	611	1,199	1,087	2,315	7,469
Total taxes	5,291	6,775	6,655	17,320	32,987

Net Income	$10,179	$12,725	$10,634	$35,164	$50,630

Basic earnings per common share	$0.35	$0.44	$0.37	$1.21	$1.75
Diluted earnings per common share	$0.35	$0.44	$0.37	$1.21	$1.75
Dividends per common share	$0.18	$0.18	$0.17	$0.54	$0.51

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)
(Unaudited)

	September 30,	June 30,	December 31,
	2017	2017	2016
ASSETS
Cash and due from banks	$60,161	$48,539	$35,857
Securities held-to-maturity:
Mortgage-backed securities	7,978	7,983	-
Other securities	22,952	24,451	37,735
Securities available for sale:
Mortgage-backed securities	519,861	520,012	516,476
Other securities	276,698	317,693	344,905
Loans held for sale	-	30,565	-
Loans:
Multi-family residential	2,236,173	2,243,643	2,178,504
Commercial real estate	1,352,775	1,349,634	1,246,132
One-to-four family ― mixed-use property	556,723	556,906	558,502
One-to-four family ― residential	177,578	181,213	185,767
Co-operative apartments	7,035	7,069	7,418
Construction	15,811	16,842	11,495
Small Business Administration	14,485	10,591	15,198
Taxi medallion	18,165	18,303	18,996
Commercial business and other	674,706	644,262	597,122
Net unamortized premiums and unearned loan fees	16,925	17,217	16,559
Allowance for loan losses	(25,269)	(22,157)	(22,229)
Net loans	5,045,107	5,023,523	4,813,464
Interest and dividends receivable	21,076	21,439	20,228
Bank premises and equipment, net	28,389	26,592	26,561
Federal Home Loan Bank of New York stock	55,228	66,630	59,173
Bank owned life insurance	131,047	130,631	132,508
Goodwill	16,127	16,127	16,127
Other assets	76,758	51,051	55,453
Total assets	$6,261,382	$6,285,236	$6,058,487

LIABILITIES
Due to depositors:
Non-interest bearing	$362,509	$349,302	$333,163
Interest-bearing:
Certificate of deposit accounts	1,404,555	1,332,377	1,372,115
Savings accounts	323,186	325,815	254,283
Money market accounts	991,706	837,565	843,370
NOW accounts	1,308,821	1,368,441	1,362,484
Total interest-bearing deposits	4,028,268	3,864,198	3,832,252
Mortgagors' escrow deposits	53,671	41,303	40,216
Borrowed funds	1,200,682	1,425,779	1,266,563
Other liabilities	76,643	70,563	72,440
Total liabilities	5,721,773	5,751,145	5,544,634

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	-	-	-
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at September 30, 2017, June 30, 2017 and December 31, 2016; 28,819,891
shares, 28,803,937 shares and 28,632,904 shares outstanding at September 30, 2017,
June 30, 2017 and December 31, 2016, respectively)	315	315	315
Additional paid-in capital	216,929	216,447	214,462
Treasury stock (2,710,704 shares, 2,726,658 shares and 2,897,691 shares at
September 30, 2017, June 30, 2017 and December 31, 2016, respectively)	(51,287)	(51,483)	(53,754)
Retained earnings	380,316	375,388	361,192
Accumulated other comprehensive loss, net of taxes	(6,664)	(6,576)	(8,362)
Total stockholders' equity	539,609	534,091	513,853

Total liabilities and stockholders' equity	$6,261,382	$6,285,236	$6,058,487

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share data)
(Unaudited)

	At or for the three months ended						At or for the nine months ended
	September 30,		June 30,		September 30,		September 30,
	2017		2017		2016		2017		2016
Per Share Data
Basic earnings per share	$0.35		$0.44		$0.37		$1.21		$1.75
Diluted earnings per share	$0.35		$0.44		$0.37		$1.21		$1.75
Average number of shares outstanding for:
Basic earnings per common share computation	29,119,753		29,135,339		28,861,101		29,091,756		28,992,813
Diluted earnings per common share computation	29,120,356		29,135,945		28,874,979		29,093,723		29,006,423
Shares outstanding	28,819,891		28,803,937		28,632,796		28,819,891		28,632,796
Book value per common share (1)	$18.72		$18.54		$17.90		$18.72		$17.90
Tangible book value per common share (2)	$18.18		$18.00		$17.35		$18.18		$17.35

Stockholders' Equity
Stockholders' equity	539,609		534,091		512,621		539,609		512,621
Tangible stockholders' equity	523,873		518,355		496,901		523,873		496,901

Average Balances
Total loans, net	$5,033,666		$4,962,734		$4,686,593		$4,955,423		$4,548,154
Total interest-earning assets	5,936,129		5,918,981		5,684,413		5,909,866		5,596,342
Total assets	6,239,321		6,218,072		5,976,725		6,209,005		5,883,453
Total due to depositors	3,972,663		4,065,810		3,673,731		4,041,744		3,732,869
Total interest-bearing liabilities	5,275,937		5,287,720		5,059,620		5,272,842		5,021,921
Stockholders' equity	536,468		529,451		508,974		527,975		491,617

Performance Ratios (3)
Return on average assets	0.65%		0.82%		0.71%		0.76%		1.15%
Return on average equity	7.59		9.61		8.36		8.88		13.73
Yield on average interest-earning assets	4.00		3.94		3.91		3.95		3.93
Cost of average interest-bearing liabilities	1.23		1.11		1.09		1.13		1.07
Cost of funds	1.15		1.05		1.02		1.07		1.01
Interest rate spread during period	2.77		2.83		2.82		2.82		2.86
Net interest margin	2.90		2.95		2.94		2.93		2.97
Non-interest expense to average assets	1.66		1.68		1.76		1.75		1.89
Efficiency ratio (4)	56.51		55.80		57.37		58.76		59.64
Average interest-earning assets to average
interest-bearing liabilities	1.13	X	1.12	X	1.12	X	1.12	X	1.11	X

(1) Calculated by dividing stockholders’ equity by shares outstanding.
(2) Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(3) Ratios are presented on an annualized basis, where appropriate.
(4) Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding OREO expense, prepayment penalties from the extinguishment of debt and the net gain/loss from the sale of OREO) by the total of net interest income and non-interest income (excluding net gains and losses from fair value adjustments, net gain and losses from the sale of securities, life insurance proceeds, and sale of buildings).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	At or for the nine	At or for the year	At or for the nine
	months ended	ended	months ended
	September 30, 2017	December 31, 2016	September 30, 2016

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$565,265	$539,228	$523,428
Common equity Tier 1 capital	530,442	506,432	496,605
Total risk-based capital	665,534	636,457	545,223

Tier 1 leverage capital (well capitalized = 5%)	9.07%	9.00%	8.80%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	11.84	11.79	11.72
Tier 1 risk-based capital (well capitalized = 8.0%)	12.61	12.56	12.35
Total risk-based capital (well capitalized = 10.0%)	14.85	14.82	12.87

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$629,748	$607,033	$528,168
Common equity Tier 1 capital	629,748	607,033	528,168
Total risk-based capital	655,017	629,262	549,963

Tier 1 leverage capital (well capitalized = 5%)	10.10%	10.12%	8.88%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	14.04	14.12	12.44
Tier 1 risk-based capital (well capitalized = 8.0%)	14.04	14.12	12.44
Total risk-based capital (well capitalized = 10.0%)	14.60	14.64	12.96

Capital ratios:
Average equity to average assets	8.50%	8.40%	8.36%
Equity to total assets	8.62	8.48	8.54
Tangible common equity to tangible assets (1)	8.39	8.24	8.30

Asset quality:
Non-accrual loans (2)	$12,161	$21,030	$21,882
Non-performing loans	13,890	21,416	23,535
Non-performing assets	13,890	21,949	26,374
Net charge-offs/ (recoveries)	226	(694)	(260)

Asset quality ratios:
Non-performing loans to gross loans	0.27%	0.44%	0.50%
Non-performing assets to total assets	0.22	0.36	0.44
Allowance for loan losses to gross loans	0.50	0.46	0.46
Allowance for loan losses to non-performing assets	181.92	101.28	82.64
Allowance for loan losses to non-performing loans	181.92	103.80	92.61

Full-service customer facilities	19	19	19

(1) See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
(2) Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the three months ended
	September 30, 2017				June 30, 2017				September 30, 2016
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,350,338	$46,121	4.24%		$4,297,697	$44,879	4.18%		$4,093,240	$43,777	4.28%
Other loans, net	683,328	7,197	4.21		665,037	6,752	4.06		593,353	5,404	3.64
Total loans, net (1)	5,033,666	53,318	4.24		4,962,734	51,631	4.16		4,686,593	49,181	4.20
Taxable securities:
Mortgage-backed
securities	520,889	3,335	2.56		532,938	3,420	2.57		554,515	3,350	2.42
Other securities	189,957	1,787	3.76		217,599	2,361	4.34		245,477	2,160	3.52
Total taxable securities	710,846	5,122	2.88		750,537	5,781	3.08		799,992	5,510	2.76
Tax-exempt securities: (2)
Other securities	142,899	758	2.12		145,812	774	2.12		148,004	784	2.12
Total tax-exempt securities	142,899	758	2.12		145,812	774	2.12		148,004	784	2.12
Interest-earning deposits
and federal funds sold	48,718	121	0.99		59,898	129	0.86		49,824	49	0.39
Total interest-earning
assets	5,936,129	59,319	4.00		5,918,981	58,315	3.94		5,684,413	55,524	3.91
Other assets	303,192				299,091				292,312
Total assets	$6,239,321				$6,218,072				$5,976,725

Interest-bearing Liabilities:
Deposits:
Savings accounts	$330,316	583	0.71		$279,723	$399	0.57		$258,884	306	0.47
NOW accounts	1,340,228	2,468	0.74		1,517,726	2,331	0.61		1,384,368	1,979	0.57
Money market accounts	927,067	2,337	1.01		858,066	1,651	0.77		601,709	990	0.66
Certificate of deposit
accounts	1,375,052	5,218	1.52		1,410,295	5,099	1.45		1,428,770	5,213	1.46
Total due to depositors	3,972,663	10,606	1.07		4,065,810	9,480	0.93		3,673,731	8,488	0.92
Mortgagors' escrow
accounts	54,236	49	0.36		73,838	30	0.16		48,840	32	0.26
Total interest-bearing
deposits	4,026,899	10,655	1.06		4,139,648	9,510	0.92		3,722,571	8,520	0.92
Borrowings	1,249,038	5,623	1.80		1,148,072	5,188	1.81		1,337,049	5,291	1.58
Total interest-bearing
liabilities	5,275,937	16,278	1.23		5,287,720	14,698	1.11		5,059,620	13,811	1.09
Non interest-bearing
demand deposits	354,149				336,036				318,188
Other liabilities	72,767				64,865				89,943
Total liabilities	5,702,853				5,688,621				5,467,751
Equity	536,468				529,451				508,974
Total liabilities and
equity	$6,239,321				$6,218,072				$5,976,725

Net interest income /
net interest rate spread		$43,041	2.77%			$43,617	2.83%			$41,713	2.82%

Net interest-earning assets /
net interest margin	$660,192		2.90%		$631,261		2.95%		$624,793		2.94%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.13	X			1.12	X			1.12	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.9 million, $0.3 million and $0.9 million for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016, respectively.
(2) Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the nine months ended
	September 30, 2017				September 30, 2016
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,287,674	$135,429	4.21%		$3,972,502	$129,200	4.34%
Other loans, net	667,749	20,405	4.07		575,652	15,952	3.69
Total loans, net (1)	4,955,423	155,834	4.19		4,548,154	145,152	4.26
Taxable securities:
Mortgage-backed
securities	527,890	10,122	2.56		603,994	11,231	2.48
Other securities	215,453	6,220	3.85		241,821	6,038	3.33
Total taxable securities	743,343	16,342	2.93		845,815	17,269	2.72
Tax-exempt securities: (2)
Other securities	145,058	2,309	2.12		140,889	2,366	2.24
Total tax-exempt securities	145,058	2,309	2.12		140,889	2,366	2.24
Interest-earning deposits
and federal funds sold	66,042	403	0.81		61,484	191	0.41
Total interest-earning
assets	5,909,866	174,888	3.95		5,596,342	164,978	3.93
Other assets	299,139				287,111
Total assets	$6,209,005				$5,883,453

Interest-bearing Liabilities:
Deposits:
Savings accounts	$288,376	1,289	0.60		$262,382	910	0.46
NOW accounts	1,474,572	7,006	0.63		1,539,050	5,863	0.51
Money market accounts	882,213	5,487	0.83		514,626	2,277	0.59
Certificate of deposit
accounts	1,396,583	15,257	1.46		1,416,811	15,455	1.45
Total due to depositors	4,041,744	29,039	0.96		3,732,869	24,505	0.88
Mortgagors' escrow
accounts	60,895	106	0.23		55,481	85	0.20
Total interest-bearing
deposits	4,102,639	29,145	0.95		3,788,350	24,590	0.87
Borrowings	1,170,203	15,696	1.79		1,233,571	15,653	1.69
Total interest-bearing
liabilities	5,272,842	44,841	1.13		5,021,921	40,243	1.07
Non interest-bearing
demand deposits	340,221				296,321
Other liabilities	67,967				73,594
Total liabilities	5,681,030				5,391,836
Equity	527,975				491,617
Total liabilities and
equity	$6,209,005				$5,883,453

Net interest income /
net interest rate spread		$130,047	2.82%			$124,735	2.86%

Net interest-earning assets /
net interest margin	$637,024		2.93%		$574,421		2.97%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.11	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $1.9 million and $3.4 million for the nine months ended September 30, 2017 and 2016, respectively.
(2) Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
DEPOSIT COMPOSITION
(Unaudited)

					September 2017 vs.		September 2017 vs.
	September 30,	June 30,	March 31,	December 31,	December 2016	September 30,	September 2016,
(Dollars in thousands)	2017	2017	2017	2016	% Change	2016	% Change
Deposits
Non-interest bearing	$362,509	$349,302	$344,028	$333,163	8.8%	$320,060	13.3%
Interest bearing:
Certificate of deposit
accounts	1,404,555	1,332,377	1,411,819	1,372,115	2.4%	1,384,551	1.4%
Savings accounts	323,186	325,815	254,822	254,283	27.1%	258,058	25.2%
Money market accounts	991,706	837,565	851,129	843,370	17.6%	733,361	35.2%
NOW accounts	1,308,821	1,368,441	1,487,120	1,362,484	-3.9%	1,296,475	1.0%
Total interest-bearing
deposits	4,028,268	3,864,198	4,004,890	3,832,252	5.1%	3,672,445	9.7%

Total deposits	$4,390,777	$4,213,500	$4,348,918	$4,165,415	5.4%	$3,992,505	10.0%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
LOANS
(Unaudited)
Loan Originations and Purchases

	For the three months			For the nine months ended
	September 30,	June 30,	September 30,	September 30,
(In thousands)	2017	2017	2016	2017	2016
Multi-family residential	$64,551	$63,469	$61,378	$254,728	$293,385
Commercial real estate	25,385	123,559	68,970	184,676	245,114
One-to-four family – mixed-use property	13,136	13,656	12,618	45,334	42,493
One-to-four family – residential	5,843	4,860	3,362	16,623	17,050
Co-operative apartments	232	-	-	232	470
Construction	148	4,429	1,920	7,121	6,034
Small Business Administration	4,276	1,870	470	6,787	6,785
Taxi medallion	-	-	-	-	-
Commercial business and other	69,354	49,312	84,525	195,150	239,015
Total	$182,925	$261,155	$233,243	$710,651	$850,346

Loan Composition

					September 2017 vs.		September 2017 vs.
	September 30,	June 30,	March 31,	December 31,	December 2016	September 30,	September 2016
(Dollars in thousands)	2017	2017	2017	2016	% Change	2016	% Change
Loans held for investment:
Multi-family residential	$2,236,173	$2,243,643	$2,261,946	$2,178,504	2.6%	$2,171,289	3.0%
Commercial real estate	1,352,775	1,349,634	1,268,770	1,246,132	8.6%	1,195,266	13.2%
One-to-four family ―
mixed-use property	556,723	556,906	561,355	558,502	-0.3%	555,691	0.2%
One-to-four family ― residential	177,578	181,213	184,201	185,767	-4.4%	183,993	-3.5%
Co-operative apartments	7,035	7,069	7,216	7,418	-5.2%	7,494	-6.1%
Construction	15,811	16,842	12,413	11,495	37.5%	11,250	40.5%
Small Business Administration	14,485	10,591	10,519	15,198	-4.7%	14,339	1.0%
Taxi medallion	18,165	18,303	18,832	18,996	-4.4%	20,536	-11.5%
Commercial business and other	674,706	644,262	632,503	597,122	13.0%	564,972	19.4%
Net unamortized premiums
and unearned loan fees	16,925	17,217	16,836	16,559	2.2%	16,447	2.9%
Allowance for loan losses	(25,269)	(22,157)	(22,211)	(22,229)	13.7%	(21,795)	15.9%
Net loans	$5,045,107	$5,023,523	$4,952,380	$4,813,464	4.8%	$4,719,482	6.9%

Loans Held for Investment Activity

	Three Months Ended
	September, 30	June 30,	March 31,	December 31,	September 30,
(In thousands)	2017	2017	2017	2016	2016
Loans originated and purchased	$182,925	$261,155	$266,571	$282,592	$233,243
Principal reductions	(155,007)	(143,195)	(122,897)	(187,780)	(183,583)
Loans transferred to held-for-sale	-	(30,565)	-	-	-
Loans sold	(2,606)	(16,337)	(4,874)	-	(3,693)
Loan charged-offs	(324)	(350)	(179)	(370)	(541)
Foreclosures	-	-	-	(138)	-
Net change in deferred (fees) and costs	(292)	381	277	112	(428)
Net change in the allowance for loan losses	(3,112)	54	18	(434)	403
Total loan activity	$21,584	$71,143	$138,916	$93,982	$45,401

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NON-PERFORMING ASSETS and NET CHARGE-OFFS
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017	2017	2017	2016	2016
Loans 90 Days Or More Past Due
and Still Accruing:
Multi-family residential	$415	$-	$-	$-	$-
Commercial real estate	38	-	75	-	1,183
One-to-four family - mixed-use property	129	-	-	386	470
Construction	-	602	602	-	-
Taxi medallion	1,147	727	-	-	-
Total	1,729	1,329	677	386	1,653

Non-accrual Loans:
Multi-family residential	1,309	1,537	1,354	1,837	1,649
Commercial real estate	1,147	1,948	1,462	1,148	1,157
One-to-four family - mixed-use property	2,217	2,971	3,328	4,025	4,534
One-to-four family - residential	7,434	7,616	7,847	8,241	8,340
Small Business Administration	50	53	58	1,886	2,132
Taxi medallion	-	-	3,771	3,825	3,971
Commercial business and other	4	5	38	68	99
Total	12,161	14,130	17,858	21,030	21,882

Total Non-performing Loans	13,890	15,459	18,535	21,416	23,535

Other Non-performing Assets:
Real estate acquired through foreclosure	-	-	-	533	2,839
Total	-	-	-	533	2,839

Total Non-performing Assets	$13,890	$15,459	$18,535	$21,949	$26,374

Non-performing Assets to Total Assets	0.22%	0.25%	0.30%	0.36%	0.44%
Allowance For Loan Losses to Non-performing Loans	181.9%	143.3%	119.8%	103.8%	92.6%

Net Charge-Offs (Recoveries)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2017	2017	2017	2016	2016
Multi-family residential	$224	$(53)	$(16)	$(103)	$79
Commercial real estate	(25)	4	(68)	-	(11)
One-to-four family – mixed-use property	1	(67)	34	(520)	24
One-to-four family – residential	(58)	170	-	40	-
Small Business Administration	(17)	14	26	186	317
Taxi medallion	-	-	54	142	-
Commercial business and other	29	(14)	(12)	(179)	(6)
Total net loan charge-offs (recoveries)	$154	$54	$18	$(434)	$403

Core Diluted EPS, Core ROAE, Core ROAA, and tangible book value per common share are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears in tabular form at the end of this release. The Company believes that these measures are useful for both investors and management to understand the effects of certain non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016

GAAP income before income taxes	$15,470	$19,500	$17,289	$52,484	$83,617

Net loss from fair value adjustments	1,297	1,159	823	2,834	2,925
Net loss (gain) on sale of securities	186	-	-	186	(2,363)
Gain from life insurance proceeds	(238)	(6)	(47)	(1,405)	(458)
Net gain on sale of buildings	-	-	-	-	(33,814)
Prepayment penalty on borrowings	-	-	-	-	2,082

Core income before taxes	16,715	20,653	18,065	54,099	51,989

Provision for income taxes for core income	5,812	7,129	6,736	17,961	19,628

Core net income	$10,903	$13,524	$11,329	$36,138	$32,361

GAAP diluted earnings per common share	$0.35	$0.44	$0.37	$1.21	$1.75

Net loss from fair value adjustments, net of tax	0.03	0.02	0.03	0.07	0.06
Net loss (gain) on sale of securities, net of tax	-	-	-	-	(0.05)
Gain from life insurance proceeds	(0.01)	-	-	(0.05)	(0.02)
Net gain on sale of buildings, net of tax	-	-	-	-	(0.67)
Prepayment penalty on borrowings	-	-	-	-	0.04

Core diluted earnings per common share*	$0.37	$0.46	$0.39	$1.24	$1.12

Core net income, as calculated above	$10,903	$13,524	$11,329	$36,138	$32,361
Average assets	6,239,321	6,218,072	5,976,725	6,209,005	5,883,453
Average equity	536,468	529,451	508,974	527,975	491,617
Core return on average assets**	0.70%	0.87%	0.76%	0.78%	0.73%
Core return on average equity**	8.13%	10.22%	8.90%	9.13%	8.78%

* Core diluted earnings per common share may not foot due to rounding.
** Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CALCULATION OF TANGIBLE STOCKHOLDERS’
COMMON EQUITY to TANGIBLE ASSETS
(Unaudited)

	September 30,	December 31,	September 30,
(Dollars in thousands)	2017	2016	2016
Total Equity	$539,609	$513,853	$512,621
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	391	389	407
Tangible Stockholders' Common Equity	$523,873	$498,115	$496,901

Total Assets	$6,261,382	$6,058,487	$5,999,255
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	391	389	407
Tangible Assets	$6,245,646	$6,042,749	$5,983,535

Tangible Stockholders' Common Equity to Tangible Assets	8.39%	8.24%	8.30%

Susan K. Cullen
Senior Executive Vice President, Treasurer and Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400